SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2023

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COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COEP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one-half of one share of Common Stock for $11.50 per whole share	COEPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement

  On June 13, 2023, Coeptis Therapeutics Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in a registered public offering by the Company (the “Offering”) (i) 2,150,000 shares of common stock (the “Shares”), (ii) 1,350,000 pre-funded warrants (the “Pre-funded Warrants”), (iii) 3,062,500 Series A Warrants with an exercise price of $1.65 per share and which are exercisable for a period of five years commencing six months after the issuance date (the “Series A Warrants”), and (iv) 3,062,500 Series B Warrants with an exercise price of $1.65 per share and which are exercisable for a period of five years commencing six months after the issuance date (the “Series B Warrants, and together with the Pre-funded Warrants and the Series B Warrants, the “Warrants”). The Warrants issued in the Offering are fixed priced and do not contain any variable pricing, resets or priced based anti-dilution features. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock are sold to the public in this Offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The Pre-Funded Warrants were offered to purchasers whose purchase of shares of our common stock in this Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of the Offering.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 75 days following the date of the Underwriting Agreement. In addition, subject to certain exceptions, until the one year anniversary of the closing date of this offering, the Company is prohibited from entering into a variable rate transaction; provided, however, that after the 90th day following the closing date of this offering, the Company shall be permitted to enter into and effect sales of shares of Common Stock under an “at-the-market” offering facility with the underwriter.

On June 16, 2023, the Offering closed, and the Company issued and sold the Shares and the Warrants to the Underwriter. The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and other estimated Offering expenses, and excluding the exercise of any Warrants, was approximately $3.5 million.

On June 16 2023, the Company also entered into a warrant agent agreement with the Company’s transfer agent, Continental Stock Transfer & Trust Company, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Offering (the “Warrant Agent Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

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Item 8.01	Other Events

On June 14, 2023, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On June 16, 2023, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated as of June 14, 2023 by and between Coeptis Therapeutics Holdings, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Warrant Agency Agreement dated as of June 16, 2023, by and between Coeptis Therapeutics Holdings, Inc. and Continental Stock Transfer & Trust Company.

4.2	Form of Pre-Funded Warrant

4.3	Form of Series A Warrant

4.4	Form of Series B Warrant

99.1	Press Release, dated June 14, 2023 announcing pricing of the Underwritten Offering

99.2	Press Release, dated June 16, 2023 announcing closing of the Offering

104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics Holdings, Inc.

Date: June 16, 2023	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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